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                                                                  EXHIBIT 4.5

                               PILLAR CORPORATION

                      1992 LONG-TERM EQUITY INCENTIVE PLAN

                               STOCK OPTION GRANT
                               ------------------

Optionee: _______________________________________________________________

Address: ________________________________________________________________

Total Options Granted: __________________________________________________

Exercise Price Per Share: _______________________________________________

Date of Grant: __________________________________________________________

Vesting Start Date: _____________________________________________________

Expiration Date: ________________________________________________________

Type of Stock Option (check one): __ Incentive    __ Nonqualified

        1. GRANT OF OPTION. PILLAR CORPORATION, a California corporation (the "COMPANY"), hereby grants to the optionee named above ("OPTIONEE") an option (this "OPTION") to purchase the total number of shares of Common Stock of the Company set forth below (the "SHARES") at the exercise price per share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Grant and the PILLAR CORPORATION 1992 Long-Term Equity Incentive Plan as amended to date (the "PLAN"). If designated as an Incentive Stock Option above, this Option is intended to qualify as an "incentive stock option" ("IS0") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

        2. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of the Plan and this Grant, this Option shall become exercisable as to portions of the Shares as follows: (a) This Option shall not be exercisable with respect to any of the Shares until 10/1, 1993 (the "FIRST VESTING DATE"); (b) if Optionee has been continuously employed by the Company at all times during the time period beginning on the Date of Grant set forth above and ending on the First Vesting Date, then on the First Vesting Date this Option shall become exercisable as to 20% of the Shares; and (c) thereafter this Option shall become exercisable as to an additional 1.667 of the Shares each month thereafter if Optionee has remained continuously employed by the Company at all times; PROVIDED that Optionee shall in no event be entitled under this Option to purchase a number of shares of the Company's common stock greater than the "Total Options Granted" indicated above. Notwithstanding anything herein to the contrary, this Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date; and provided further that this Option must become exercisable as to at least 20% of the Shares for each full year since the Date of Grant.

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        3.   RESTRICTIONS ON EXERCISE. Exercise of this Option is
subject to the following limitations:

             (a) This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

             (b) This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

        4. TERMINATION OF OPTION. Except as provided below in this Section, this Option shall terminate and may not be exercised if Optionee ceases to be employed by the Company or any Parent or Subsidiary of the Company (or in the case of a nonqualified stock option, an Affiliate of the Company). Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company, or any Parent, Subsidiary or Affiliate of the Company. The Board of Directors of the Company shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "TERMINATION DATE").


             (a) If Optionee ceases to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company for any reason except death or disability within the meaning of Section 22(e)(3) of the Code, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within ninety days after the Termination Date, but in any event no later than the Expiration Date.

             (b) If Optionee's employment with the Company or any Parent, Subsidiary or Affiliate of the Company is terminated because of the death of Optionee or disability of Optionee within the meaning of Section 22(e)(3) of the Code, this Option, to the extent that it is exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee's legal representative) within twelve months after the Termination Date, but in any event no later than the Expiration Date.

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        Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment at any time, with or without cause.

        5.   MANNER OF EXERCISE.

             (a) This Option shall be exercisable by delivery to the Company of an executed written Notice and Agreement in the form attached hereto as EXHIBIT A, or in such other form as may be approved by the Company (the "EXERCISE AGREEMENT"), which shall set forth Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

             (B) SUCH EXERCISE AGREEMENT SHALL BE ACCOMPANIED BY FULL PAYMENT OF THE EXERCISE PRICE FOR THE SHARES BEING PURCHASED (I) IN CASH (BY CHECK);
(II) BY CANCELLATION OF INDEBTEDNESS OF THE COMPANY TO THE PARTICIPANT; (III) BY SURRENDER OF SHARES OF COMMON STOCK HAVING A FAIR MARKET VALUE EQUAL TO THE APPLICABLE EXERCISE PRICE OF THE OPTIONS, WHICH SHARES OF COMMON STOCK EITHER:
(X) HAVE BEEN OWNED BY PARTICIPANT FOR MORE THAN SIX (6) MONTHS (AND WHICH HAVE BEEN PAID FOR WITHIN THE MEANING OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC") RULE 144 AND, IF SUCH SHARES WERE PURCHASED FROM THE COMPANY BY USE OF A PROMISSORY NOTE, SUCH NOTE HAS BEEN FULLY PAID WITH RESPECT TO SUCH SHARES), OR (Y) WERE OBTAINED BY PARTICIPANT IN THE OPEN PUBLIC MARKET; (IV) BY WAIVER OF COMPENSATION DUE OR ACCRUED TO PARTICIPANT FOR SERVICES RENDERED; (V) PROVIDED THAT A PUBLIC MARKET FOR THE COMPANY'S STOCK EXISTS, THROUGH A "SAME DAY SALE" COMMITMENT FROM PARTICIPANT AND A BROKER-DEALER THAT IS A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS (AN "NASD DEALER") WHEREBY PARTICIPANT IRREVOCABLY ELECTS TO EXERCISE THE OPTION AND TO SELL A PORTION OF THE SHARES SO PURCHASED TO PAY FOR THE EXERCISE PRICE AND WHEREBY THE NASD DEALER IRREVOCABLY COMMITS UPON RECEIPT OF SUCH SHARES TO FORWARD THE EXERCISE PRICE DIRECTLY TO THE COMPANY; (VI) PROVIDED THAT A PUBLIC MARKET FOR THE COMPANY'S STOCK EXISTS, THROUGH A "MARGIN" COMMITMENT FROM PARTICIPANT AND AN NASD DEALER WHEREBY PARTICIPANT IRREVOCABLY ELECTS TO EXERCISE THE OPTION AND TO PLEDGE THE SHARES SO PURCHASED TO THE NASD DEALER IN A MARGIN ACCOUNT AS SECURITY FOR A LOAN FROM THE NASD DEALER IN THE AMOUNT OF THE EXERCISE PRICE, AND WHEREBY THE NASD DEALER IRREVOCABLY COMMITS UPON RECEIPT OF SUCH SHARES TO FORWARD THE EXERCISE PRICE DIRECTLY TO THE COMPANY; OR (VII) BY ANY COMBINATION OF THE FOREGOING.

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              (c) Prior to the issuance of the Shares upon exercise of this
Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

              (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee or Optionee's legal representative.

         6. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the date of this grant, and (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

         7. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's common stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         8. NONTRANSFERABILITY OF OPTION. If this Option is an ISO, or if Optionee is an Insider subject to Section 16(b) of the Exchange Act, then this Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. Otherwise, this Option may only be transferred to Optionee's immediate family, to a trust for the benefit of Optionee or Optionee's immediate family, or to a charitable entity qualified under IRC Section 501(c), where "immediate family" shall mean spouse, lineal descendant or antecedent, brother or sister. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

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          9.   TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (a) EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

               (b) EXERCISE OF NONQUALIFIED STOCK OPTION. If this Option does not qualify as an ISO, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (c) DISPOSITION OF SHARES. If the Shares are held for more than twelve months after the date of the transfer of the Shares pursuant to the exercise of this Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within such one year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

         10. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

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         11.   ENTIRE AGREEMENT. The Plan and the Exercise Agreement attached as Exhibit A are incorporated herein by reference. This Grant, the Plan and the Exercise Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                                 PILLAR CORPORATION

                                 By:
                                    ------------------------

                                 Title:
                                        --------------------

                                 Name:
                                       ---------------------
                                        (Please Print)


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                                ACCEPTANCE


            Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

                                           __________________________
                                           Optionee Signature

                                           __________________________
                                           Name (please print)